EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As indepenent public accountants, we hereby consent to the incorporation in this Form 8-K of our report dated February 15, 1999, on the Ocean Energy, Inc. consolidated financial statements incorporated by reference herein.

/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Houston, Texas